Exhibit 10.7

iSTAR FINANCIAL INC.
2013 PERFORMANCE INCENTIVE PLAN

AWARD AGREEMENT FOR INVESTMENT POOL (2013-2014)

You have been granted an award, as set forth herein, under the iStar Financial Inc. 2013 Performance Incentive Plan (the “Plan”), a copy of which is attached to this Award Agreement and incorporated herein by this reference. Capitalized but undefined terms shall have the meanings given such terms in the Plan. In addition to the terms and conditions set forth in this Award Agreement, your award of Points and participation in the Plan is subject to the terms and conditions of the Plan.
Participant:        [INSERT NAME]

Date of Grant:        May 22, 2014 (date of shareholder approval of the Plan)

Investment Pool:	Covers Investments made during the period January 1, 2013 through December 31, 2014

Points Granted:        Short-Term Investments:    [INSERT POINTS]
Long-Term Investments:    [INSERT POINTS]

Hurdle Rate:         9.00%.

Vesting: In general, subject to your continued employment on the vesting dates specified below, and except as otherwise provided in Section 4.3 of the Plan, you will vest in your Points in respect of the Initial Investment Pool as set forth below:

Vesting Date            Vested Percentage    Cumulative Vested Percentage
January 1, 2015                40%                40%
January 1, 2016                15%                55%
January 1, 2017                15%                70%
January 1, 2018                15%                85%
January 1, 2019                15%                100%

Additional IRC Section 409A Performance Condition Reduction: Solely to the extent necessary to avoid imposition of any tax or liability under Section 409A of the Internal Revenue Code, and only with respect to calendar quarters commencing with the calendar quarter following the calendar quarter in which the balance of the amount of the Company’s invested capital (whether designated as debt or equity) in the Investments in the Investment Pool is equal to zero (computed in accordance with clause (iii) of Section 4.3 of the Plan), any amount that would otherwise be credited to the iPool under clause (iv) or (v) of Section 4.3 in respect of a calendar quarter shall instead be paid 100% to the Company if the Company’s trailing 12-months EBITDA (ending on the last day of the relevant calendar quarter) is negative.
Bound by Plan: You hereby acknowledge receipt of a copy of the Plan and agree to be bound by all of the terms and provisions of the Plan, including without limitation the amendment and termination provisions of Section 7.1 of the Plan, and the clawback, forfeiture and repayment provisions set forth in Section 8.16 of the Plan.

Governing Law: This Award Agreement is governed by and construed in accordance with the laws of the State of New York and any applicable subdivision thereof.

iSTAR FINANCIAL INC.

_________________________
Name:
Title:
Agreed and Accepted:

_____________________________
[Name of Participant]